                                                                       EXHIBIT 5

                                   KUTAK ROCK
                                   SUITE 1000
                         1101 CONNECTICUT AVENUE, N.W.
                          WASHINGTON, D.C.  20036-4374



                               November 28, 1997



Board of Directors
FBDC Financial Corp.
1400 Gault Avenue, North
Fort Payne, Alabama 35967

          Re:  FBDC Financial Corp.
               --------------------
               Registration Statement on Form S-4

Gentlemen:

     You have requested our opinion as special counsel to FBDC Financial Corp., an Alabama corporation, in connection with a registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement relates to shares to be issued in connection with the reorganization of First Federal Bank as a wholly owned savings association subsidiary of FBDC Financial Corp. (the "Reorganization").

     In rendering this opinion, we understand that the common stock of FBDC Financial Corp. will be issued in the manner described in the Proxy Statement/Prospectus which is a part of the registration statement. We have examined such records and documents and made such investigation as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of FBDC Financial Corp. will, upon issuance pursuant to the Reorganization, be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the registration statement and should not be used for any other purpose nor relied upon by any other person (except for the Securities and Exchange Commission in connection with its review of the registration statement) without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the references to us in the Proxy Statement/Prospectus under the headings "Proposal III --Proposed Conversion and Reorganization -- Certain Federal Income Tax Consequences" and "--Legal Opinion."

                                    Very truly yours,



                                 /s/ KUTAK ROCK